Exhibit 10.2

CUSTODY AGREEMENT

THIS CUSTODY AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of September 14, 2010, by and among Westbury (Bermuda) Ltd., a Bermuda exempted company, and Westbury Trust, a Bermuda trust (collectively, “Seller”), Michael G. DeGroote (“DeGroote”), CBIZ, Inc., a Delaware corporation (“Company”), and JPMorgan Chase Bank, N.A. (the “Custodian”).

WHEREAS, Company, Seller and DeGroote are desirous of appointing the Custodian as its agent to hold 7,716,669 shares of common stock of the Company (the “Shares”) subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.           Appointment.  Company, Seller and DeGroote hereby appoint the Custodian as the custodian for the purposes set forth herein, and the Custodian hereby accepts such appointment under the terms and conditions set forth herein.

2.           Custody Account.  The Custodian will establish and maintain one or more custody accounts as required (the "Accounts") in the name of Seller for the purpose of holding the Shares that shall be deposited with the Custodian.

3.           Disposition and Termination.  The Custodian shall release all or a portion of the Shares deposited in the Accounts to Company upon, and pursuant to, the joint written instructions of Company, Seller and DeGroote in the form of Annex A hereto and in accordance with the security procedures set forth in Section 12 below. This Agreement shall terminate at the earlier of (a) the mutual agreement of Seller, DeGroote and Company, (b) September 30, 2013, (c) upon receipt of a written notice from Seller, DeGroote and Company stating that the Underlying Agreement (as defined below) has been terminated by its terms, and (d) the date on which the final release of all of the Shares has been made hereunder in accordance with the terms hereof. Any Shares remaining in the Accounts upon termination of this Agreement shall be returned by the Custodian to Seller (together with all instruments of assignment executed in connection with such remaining Shares) or to whoever may be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

4.           Use of Depositories; Nominee Name.

(a)  The Custodian may deposit the Shares with, and hold securities in, any securities depository, settlement system, dematerialized book entry system or similar system (together a "Securities Depository") on such terms as such systems customarily operate and Company, Seller and DeGroote will provide the Custodian with such documentation or acknowledgements that the Custodian may require to hold the Shares in such systems.  The Custodian is not responsible for the selection or monitoring of any Securities Depository and will have no responsibility for any act or omission by (or the insolvency of) any Securities Depository.  In the event Company, Seller or DeGroote incur a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, the Custodian will make reasonable endeavors, to seek recovery from the Securities Depository, but Custodian will not be obligated to institute legal proceedings, file proofs of claim in any insolvency proceeding, or take any similar action.  The Securities Depository must be acceptable and approved by the Custodian, as an operating system compatible with the Custodian’s bank systems.

(b)	The Custodian will identify in its books that the Shares credited to the Accounts belong to Seller (except as otherwise may be agreed by all parties hereto).

(c)	The Custodian is authorized:

(i)            to hold securities in or deposit securities with any Securities Depository or settlement system, acceptable to the Custodian; and

(ii)           to register in the name of Seller, the Custodian, a Securities Depository, or their respective nominees, such securities as are customarily held in registered form.

5.           Entitlements.  With respect to all Shares held in the Accounts, the Custodian by itself, or through the use of the book entry system or the appropriate Securities Depository, shall, unless otherwise instructed in writing to the contrary by Company, Seller and DeGroote:  (a) collect all income and other payments reflecting dividends and other distributions on the Shares in the Accounts and disburse such amounts to Seller; (b) forward to Seller copies of all information or documents that it may receive from the Company which, in the opinion of the Custodian, are intended for the beneficial owner of the Shares including, without limitation, all proxies and other authorizations properly executed and all proxy statements, notices and reports; and (c) hold directly, or through the book entry system or Securities Depository, all rights issued with respect to the Shares held by the Custodian hereunder.

6.           Custodian.  (a)  The Custodian shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  The Custodian shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between Company, Seller, DeGroote and any other party, in connection herewith, if any, including without limitation that certain Stock and Option Purchase Agreement among Company, Seller and DeGroote (the “Underlying Agreement”), nor shall the Custodian be required to determine if any person or entity has complied with any Underlying Agreement, nor shall any additional obligations of the Custodian be inferred from the terms of any Underlying Agreement, even though reference thereto may be made in this Agreement.  In the event of any conflict between the terms and provisions of this Agreement, those of the Underlying Agreement, any schedule or exhibit attached to this Agreement, or any other agreement with Company, Seller and DeGroote, the terms and conditions of this Agreement shall control. The Custodian may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by Company, Seller and DeGroote without inquiry and without requiring substantiating evidence of any kind.  The Custodian shall not be liable to Company, Seller, DeGroote, any beneficiary or other person for refraining from acting upon any instruction setting forth the release of Shares in the Accounts, unless such instruction shall have been delivered to the Custodian in accordance with Section 12 below and the Custodian has been able to satisfy any applicable security procedures as may be required thereunder. The Custodian shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Custodian shall have no duty to solicit any payments which may be due to it or the Accounts nor shall the Custodian have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b)  The Custodian shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that a final adjudication of a court of competent jurisdiction determines that the Custodian's gross negligence or willful misconduct was the primary cause of any loss to Company, Seller or DeGroote.  The Custodian may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.  The Custodian may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Custodian shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Custodian shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a joint direction in writing by Company, Seller and DeGroote which eliminates such ambiguity or uncertainty to the satisfaction of Custodian or by a final and non-appealable order or judgment of a court of competent jurisdiction.  Company, Seller and DeGroote agree to pursue any redress or recourse in connection with any dispute without making the Custodian a party to the same.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Custodian be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

7.           Succession.   The Custodian may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to Company, Seller and DeGroote specifying a date when such resignation shall take effect.  Company, Seller and DeGroote shall have the right at any time by written agreement to remove the Custodian and appoint a successor by giving the Custodian thirty (30) days advance notice in writing of such replacement and instructions to deliver the Shares to such successor custodian.  The Custodian shall have the right to withhold an amount equal to any amount due and owing to the Custodian, plus any costs and expenses the Custodian shall reasonably believe may be incurred by the Custodian in connection with the termination of this Agreement.  Any entity into which the Custodian may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Custodian under this Agreement without further act.  Custodian’s sole responsibility after such thirty-day notice period expires shall be to hold the Shares in the Accounts (without any obligation to reinvest the same) and to deliver the same to a designated substitute custodian, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Custodian’s obligations hereunder shall cease and terminate, subject to the provisions of Section 9(b).

8.           Compensation and Reimbursement.  Company agrees (a) to pay the Custodian upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, along with any fees or charges for accounts, including those levied by any governmental authority which the Custodian may impose, charge or pass-through, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) to pay or reimburse the Custodian upon request for all reasonable out-of-pocket expenses, disbursements and advances, including, without limitation reasonable attorney's fees and expenses, incurred or made by it in connection with the performance of this Agreement.  The obligations contained in this Section 8 shall survive the termination of this Agreement and the resignation, replacement or removal of the Custodian.

9.           Indemnity.  (a) Seller, DeGroote, and Company shall jointly and severally  indemnify, defend and save harmless the Custodian and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) arising out of or in connection with (i) the Custodian's execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except in the case of any Indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such Indemnitee, or (ii) its following any joint instructions or other directions from the Company, Seller and DeGroote, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The indemnity obligations set forth in this Section 9(a) shall survive the resignation, replacement or removal of the Custodian or the termination of this Agreement.

(b)           Seller hereby grants the Custodian a lien on, right of set-off against and security interest in, the Accounts for the payment of any claim for indemnification, fees, expenses and amounts due to the Custodian or an Indemnitee. In furtherance of the foregoing, the Custodian is expressly authorized and directed, but shall not be obligated, to charge against, liquidate sufficient assets and withdraw the proceeds of such from the Accounts for its own account or for the account of an Indemnitee any amounts due to the Custodian or to an Indemnitee under either Sections 7, 8 or 9(a).

10.           Account Opening Information/Taxpayer Identification Number/Tax Reporting.

(a) Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Custodian to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Custodian’s identity verification procedures require the Custodian to obtain information which may be used to confirm Seller’s and DeGroote’s identity including without limitation name, address and organizational documents (“identifying information”). Seller and DeGroote agree to provide the Custodian with and consents to the Custodian obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Custodian.

(b) Certification and Tax Reporting.  Seller, DeGroote and Company have  provided the Custodian with thier fully executed Internal Revenue Service (“IRS”) Forms W-8, or W-9 and/or other required documentation.  All interest or other income earned under this Agreement shall be allocated Seller and reported, as and to the extent required by law, by the Custodian to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Accounts by Seller whether or not said income has been distributed during such year.  Custodian shall withhold any taxes in the absence of proper tax documentation, or as required by law, and shall remit such taxes to the appropriate authorities.

11.           Notices. All communications hereunder shall be in writing and except for the joint instructions from Company, Seller and DeGroote setting forth the release of Shares (which shall be specifically governed by Section 12 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time to act upon such communication if it is sent or served:

(a) by facsimile;
(b) by overnight courier; or
(c) by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Company	6050 Oak Tree Blvd., South, Suite 500
Cleveland, OH 44131
Attention:  Michael W. Gleespen
Tel No.: (216) 447-9000
Fax No.: (216) 447-9007

If to Seller or DeGroote	Victoria Hall
11 Victoria Street
Hamilton, HMEX Bermuda
Attention:  James Watt
Tel No.:  (441) 292 9480
Fax No.:  (441) 292 9485

with a copy (which shall not constitute notice) to:
Dickstein Shapiro LLP
1633 Broadway
New York, NY 10019
Tel No.:  (212) 277-6525
Fax No.:  (212) 277-6501

If to the Custodian	JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 21st Floor
New York, N.Y. 10004
Attention:  Florence Hanley or Sal Lunetta
Fax No.: 212.623.6168

Notwithstanding the above, in the case of communications delivered to the Custodian, such communications shall be deemed to have been given on the date received by an officer of the Custodian or any employee of the Custodian who reports directly to any such officer at the above-referenced office.  In the event that the Custodian, in its sole discretion, shall determine that an emergency exists, the Custodian may use such other means of communication as the Custodian deems appropriate.

12.           Security Procedures.  Notwithstanding anything to the contrary as set forth in Section 11, the joint instructions in the form of Annex A hereto setting forth the release of Shares, may be given to the Custodian only by confirmed facsimile and no instruction for or related to the release of Shares in the Accounts, shall be deemed delivered and effective unless the Custodian actually shall have received such instruction by facsimile at the number provided to the Company, Seller and DeGroote by the Custodian in accordance with Section 11 and as further evidenced by a confirmed transmittal to that number.

(a) The Custodian is authorized to seek confirmation of the joint instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Custodian may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Custodian. If the Custodian is unable to contact any of the authorized representatives identified in Schedule 1, the Custodian is hereby authorized both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more, as the case may be, of each of the Company’s and Seller’s executive officers ("Executive Officers"), which shall include the titles of President, Chief Financial Officer or Treasurer in the case of the Company and President in the case of Seller as the Custodian may select. Such Executive Officer shall deliver to the Custodian a fully executed incumbency certificate, and the Custodian may rely upon the confirmation of anyone purporting to be any such officer.

(b)  Company, Seller and DeGroote acknowledge that the security procedures set forth in this Section 12 are commercially reasonable.

13.           Compliance with Court Orders.  In the event that any of the Shares deposited hereunder shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Shares deposited under this Agreement, (a) the Custodian shall provide a copy or written notice of the same to each of Company, Seller, and DeGroote as soon as practicable and at most within five (5) Business Days of the Custodian’s receipt of the same, and (b) the Custodian is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Custodian obeys or complies with any such writ, order or decree it shall not be liable to Company, Seller, DeGroote or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.  "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Custodian located at the notice address set forth above is authorized or required by law or executive order to remain closed.

14.           Miscellaneous.  Except for changes to the joint instructions as provided in Section 12, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all parties to this Agreement.  Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party to this Agreement, except as provided in Section 7, without the prior consent of all parties hereto.  This Agreement shall be governed by and construed under the laws of the State of New York.  Each party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. To the extent that in any jurisdiction Company, Seller or DeGroote may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, Company, Seller and DeGroote shall not claim, and each hereby irrevocably waives, such immunity. Each party further hereby waives any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.  No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or email, and such facsimile or email will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.  Except as expressly provided in Section 9 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the parties hereto any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any Shares in the Accounts hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

CBIZ, INC.

Signature:

Printed Name:

WESTBURY (BERMUDA) LTD.

Signature:

Printed Name:

WESTBURY TRUST

Signature:

Printed Name:

MICHAEL G. DEGROOTE

Signature:

Printed Name:

JPMORGAN CHASE BANK, N.A.
as Custodian

By:

Its:	Vice President

Schedule 1

Telephone Number(s) and authorized signature(s) for
Person(s) Designated to give Share Release Instructions

If from Company:

	Name	Telephone Number	Signature

1.	Jerome P. Grisko	(216) 447-9000

2.	Ware H. Grove	(216) 447-9000

3.	Kelly J. Marek	(216) 447-9000

If from Seller:

	Name	Telephone Number	Signature

1.	James A. Loatt	(441) 292-9480

Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Share Release Instructions

If from Company:

	Name	Telephone Number

1.	Jerome P. Grisko	(216) 447-9000

2.	Ware H. Grove	(216) 447-9000

3.	Kelly J. Marek	(216) 447-9000

If from Seller:

	Name	Telephone Number

1.	James A. Watt	(441) 292-9480

All Share release instructions must include the signature of the person(s) authorizing said Share release.

Schedule 21

Based upon our current understanding of your proposed transaction, our fee proposal is as follows:
Account Acceptance Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$WAIVED
Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation.  Payable upon closing.

Annual Administration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$2,500
The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction.  Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of Pocket Expenses
Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank's then standard rate.  Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges. The Escrow Agent may impose, charge, pass-through and modify fees and/or charges for any account established and services provided by the Escrow Agent, including but not limited to, transaction, maintenance, balance-deficiency, and service fees and other charges, including those levied by any governmental authority.

Disclosure & Assumptions

•
Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees.

The escrow deposit shall be continuously invested in a JPMorgan Chase Bank money market deposit account (“MMDA”)     MMDA  have rates of compensation that may vary from time to time based upon market conditions.
•
The Depositor acknowledges and agrees that they are permitted by U.S. law to make up to six (6) pre-authorized withdrawals or telephonic transfers from an MMDA per calendar month or statement cycle or similar period.  If the MMDA can be accessed by checks, drafts, bills of exchange, notes and other financial instruments (“Items”), then no more than three (3) of these six  (6) transfers may be made by an Item.  The Escrow Agent is required by U.S. law to reserve the right to require at least seven  (7) days notice prior to a withdrawal from a money market deposit account.

•	Payment of the invoice is due upon receipt.

Compliance
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account.  We may ask for information that will enable us to meet the requirements of the Act.

1 Conform to fee proposal

Annex A

[Date]

VIA FACSIMILE: _________

[Name and Address of Custodian]

Re: Joint Written Instructions on Release of Shares Pursuant to Option Exercise

Ladies and Gentlemen:

Reference is made to that certain Custody Agreement, dated as of September __, 2010 (the “Agreement”), by and among Westbury (Bermuda) Ltd., a Bermuda exempted company, and Westbury Trust (collectively, “Seller”) and Michael G. DeGroote, CBIZ, Inc. ( “Company”) and JPMorgan Chase Bank, N.A. (the “Custodian”). Capitalized terms used but not defined herein shall have the meanings provided in the Agreement.

Pursuant to Sections 3 and 12 of the Agreement, Company hereby notifies the Custodian of, and Seller and DeGroote acknowledge, exercise of the Option (as defined in the Underlying Agreement) by Company in accordance with the terms of the Underlying Agreement, and Seller, DeGroote and Company hereby instruct the Custodian to release __________ Shares to Company.

Very truly yours,

CBIZ, INC.

By:
Name:
Title:

WESTBURY (BERMUDA) LTD.

By:
Name:
Title:

WESTBURY TRUST

By:
Name:
Title:

MICHAEL G. DEGROOTE